UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2025
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On July 9, 2025, Open Text Corporation (“OpenText” or the “Company”) issued a press release announcing its preliminary fourth quarter fiscal year 2025 revenue expectations of approximately US$1.31 billion. A copy of the press release announcing such revenue expectations is attached hereto as Exhibit 99.1 to this Form 8-K.

The foregoing preliminary fourth quarter fiscal year 2025 revenue expectations reflect management’s current views with respect to the Company’s financial results. No independent registered public accounting firm has audited, reviewed, examined, or performed any procedures with respect to, nor have they expressed any form of assurance on, these preliminary expectations. Such preliminary expectations remain subject to the completion of normal quarter-end and fiscal-end accounting procedures and closing adjustments. Actual results may differ materially from these expectations as a result of the completion of normal quarter-end and fiscal-end accounting procedures, closing adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

The information in this Item 2.02 and the exhibits attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 9, 2025, the Company also announced that Chadwick Westlake will step down as EVP, Chief Financial Officer effective August 15, 2025, post-completion of OpenText’s fiscal year-end reporting. OpenText has initiated a comprehensive search to identify a long-term successor with the assistance of a leading executive search firm.

Following Mr. Westlake’s departure effective August 15, 2025 and until the search is completed, Cosmin Balota, age 51, OpenText’s SVP, Chief Accounting Officer, will also serve as Chief Financial Officer on an interim basis. Mr. Balota has over 30 years of experience, joined OpenText in 2019, and is a Chartered Professional Accountant in Canada and holds a Master of Accounting from the University of Waterloo.

There is no arrangement or understanding between Mr. Balota and any other person pursuant to which he was appointed, and there are no family relationships between Mr. Balota and any director or executive officer of the Company or related transactions between Mr. Balota and the Company that are required to be reported.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 to this Form 8-K.
Item  9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

July 9, 2025	By:	/s/ Michael F. Acedo
Michael F. Acedo Executive Vice-President, Chief Legal Officer & Corporate Secretary